Exhibit 10.1

LUXURBAN HOTELS INC.

2125 Biscayne Boulevard
Suite 253
Miami, Florida 33137

June 19, 2023

Greenle Partners LLC Series Alpha P.S.

156 W Saddle River Road

Saddle River, New Jersey 07458

Greenle Partners LLC Series Beta P.S.

156 W Saddle River Road

Saddle River, New Jersey 07458

Gentlemen:

Reference is made to (i) the Securities Purchase Agreement dated as of May 27, 2022 (the “May Agreement”) between LuxUrban Hotels Inc. (formerly known as CorpHousing Group, Inc.), a Delaware corporation (the “Company”), and Greenle Partners LLC Series Alpha P.S., a Delaware limited liability company (“Greenle Alpha”), (ii) the Securities Purchase Agreement dated as of June 30, 2022 and amended by the letter agreement dated July 15, 2022 and Addendum to Securities Purchase Agreement dated as of August 15, 2022 (as amended, the “June Agreement”) between the Company and Greenle Alpha, (iii) the Securities Purchase Agreement dated as of September 30, 2022 and amended by the letter agreement dated October 20, 2022 (as amended, the “September Agreement” and, together with the May Agreement and the June Agreement, the “Purchase Agreements”) between the Company and Greenle Alpha, and (iv) the Loan Agreement dated as of November 23, 2022 (the “Loan Agreement”) among the Company, Greenle Alpha and Greenle Partners LLC Series Beta P.S., a Delaware limited liability company (“Greenle Beta” and, together with Greenle Alpha, “Greenle”), as supplemented or amended by the letter agreement dated February 17, 2023; (v) the letter agreement between Greenle and the Company dated February 13, 2023 pursuant to which, among other matters, certain future Revenue Share payments were converted to the obligation by the Company to issue shares of Common Stock (the “February 2023 Revenue Share Agreement”), as amended by the Revenue Share Exchange Agreement dated May 21, 2023; and (vi) the letter agreement between the Company and Greenle dated April 16, 2023 pursuant to which among other matters, the Company issued warrants to purchase an aggregate of 1,250,000 shares of Common Stock (the “April 2023 Letter Agreement”, and collectively with the Purchase Agreements, Loan Agreement and the February 2023 Revenue Share Agreement, the “Agreements”). Terms used but not defined herein have the respective meanings set forth in the Purchase Agreements.

This letter will confirm our understanding and agreement that, in consideration of the respective agreements of the Company, Greenle Alpha and Greenle Beta set forth herein, the sufficiency of which is hereby acknowledged by such parties, the Company, Greenle Alpha and Greenle Beta acknowledge and agree to the provisions set forth below and will consummate the following transactions:

a.	Within two Trading Days of the date hereof, each of Greenle Alpha and Greenle Beta shall convert the principal amount of each outstanding Note owned by it, and all accrued interest thereon and any other amounts payable thereunder into shares of Common Stock in the manner required by, and pursuant to the terms of, such Notes. Following such conversion, the Company shall have no remaining obligations under the terms of any of the Notes.

b.	Effective as of the date hereof, the Exercise Price of each outstanding Warrant shall be reduced to $2.50 per share of Common Stock. Except for such amendment to each outstanding Warrant, the terms of the outstanding Warrants shall be unchanged. The Company hereby agrees to register the resale of the Common Stock issuable upon the exercise of the Warrants issued to Greenle pursuant to the April 2023 Letter Agreement.

If the foregoing accurately sets forth our understanding and agreement as to the matters set forth above, please acknowledge your agreement by signing below and returning to us a copy of this letter.

LuxUrban Hotels Inc.

By:	/s/ Brian Ferdinand
	Name:	Brian Ferdinand
	Title:	CEO

Greenle Partners LLC Series Alpha P.S.

By:	/s/ Alan Uryniak
	Name:	Alan Uryniak
	Title:	Manager

Greenle Partners LLC Series Beta P.S.

By:	/s/ Alan Uryniak
	Name:	Alan Uryniak
	Title:	Manager